500,000 Shares

DAXOR CORPORATION

Common Stock

EQUITY DISTRIBUTION AGREEMENT

October 31, 2018

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, California 92660

Ladies and Gentlemen:

Daxor Corporation, a New York corporation (the “Company”), proposes to issue and sell through Roth Capital Partners, LLC, acting as agent and/or principal (the “Manager”), up to 500,000 shares of common stock (the “Shares”), par value $0.01 per share (the “Common Stock”), of the Company. The parties hereby confirm their agreement pursuant to this Equity Distribution Agreement (this “Agreement”) as follows:

SECTION 1. Description of Shares.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Manager, acting as agent and/or principal, the Shares of the Company’s Common Stock. Notwithstanding anything to the contrary contained herein, except as set forth in a Sales Notice (as defined below), the parties hereto agree that compliance with the limitations set forth in this Agreement on the number of the Shares to be issued and sold under this Agreement shall be the sole responsibility of the Company, and the Manager shall have no obligation in connection with such compliance other than with regard to following and adhering to the written instructions and limitations imposed by the Company. The issuance and sale of the Shares through the Manager will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to offer, sell or issue the Shares pursuant to the Registration Statement.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Rules and Regulations”), with the Commission a registration statement on Form N-2 (File Nos. 333-224509 and 811-22684), including a base prospectus, relating to the Common Stock, including the Shares to be issued from time to time by the Company. The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of the Registration Statement, which Prospectus Supplement shall cover the maximum number of Shares on the date hereof permitted under the limitation, as applicable, that the aggregate market value of securities that the Company may offer under the Registration Statement shall not exceed one third of the aggregate market value of voting and non-voting common equity held by persons who are not affiliates of the Company in any twelve (12) month period, as determined under Commission guidance. The Company will furnish to the Manager, for use by the Manager, copies of the base prospectus included as part of the Registration Statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, a registration statement, as amended when it became effective, including all documents filed as part thereof, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 497 under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430C of the Securities Act, is herein called the “Registration Statement.” The base prospectus included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 497 under the Securities Act is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement and the Prospectus shall be deemed to include any amendment or supplement thereto that has been filed with the Commission pursuant to EDGAR.

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SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Manager by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued and sold, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Sales Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Sales Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Manager set forth on Exhibit B, as such Exhibit B may be amended from time to time. The Sales Notice shall be effective unless and until (i) the entire amount of the Shares on the Sales Notice have been sold, (ii) in accordance with the Sales Notice delivery requirements set forth in the second sentence of this paragraph, the Company terminates the Sales Notice, (iii) the Company issues a subsequent Sales Notice with parameters superseding those on the earlier dated Sales Notice, (iv) the Agreement has been terminated under the provisions of Section 8 or Section 11 or (v) either party shall have suspended the sale of the Shares in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Manager in connection with the sale of the Shares shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Manager will have any obligation whatsoever with respect to a Placement or any Shares unless and until the Company delivers a Sales Notice to the Manager. In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Sales Notice, the terms of the Sales Notice will control. The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

SECTION 3. Sale of Shares by the Manager.

Subject to the provisions of Section 6(a), the Manager, for the period specified in the Sales Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares up to the amount specified, and otherwise in accordance with the terms of such Sales Notice. The Manager will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Shares hereunder setting forth the number of Shares sold on such day, the compensation payable by the Company to the Manager pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Manager (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Sales Notice, the Manager may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE American (“NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. If specified in a Sales Notice, the Manager may also sell Shares by any other method permitted by law, including but not limited to in privately negotiated transactions. If any sales are made pursuant to this Agreement which are not made into the NYSE or another existing trading market in the United States at market prices, the Company shall file a prospectus supplement describing the terms of such transaction, the amount of Shares sold, the price thereof, the Manager’s compensation, and such other information as may be required pursuant to Rule 424 and Rule 430B, as applicable, within the time required by Rule 497. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.

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SECTION 4. Suspension of Sales. The Company or the Manager may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless the notice is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Manager as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement and as of the time of each sale of any Shares or any securities pursuant to this Agreement (the “Applicable Time”), and agrees with the Manager, as follows:

(i) The Company meets the requirements for use of Form N-2 under the Securities Act and the Securities Act Rules and Regulations. At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus complied, as of its date, in all material respects, with the requirements of the Securities Act and the Securities Act Rules and Regulations as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, as of the date of the Prospectus Supplement, will comply in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations, and the Prospectus, as of the date of the Prospectus Supplement and the Applicable Time, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information relating to the Manager furnished to the Company in writing by the Manager expressly for use in the Registration Statement or Prospectus, it being understood and agreed that the only such information furnished by the Manager consists of the following information in the Prospectus Supplement furnished on behalf the Manager: none. The Shares have been duly registered under the Securities Act pursuant to the Registration Statement. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto has become effective, and no order suspending the effectiveness of the Registration Statement has been issued by the Commission.

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(ii) The Registration Statement has become effective; the Commission has not issued, and is not, to the knowledge of the Company, threatening to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company are contemplated or threatened by the Commission.

(iii) The Company is duly registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a closed-end, non-diversified management investment company and the notification of registration of the Company as an investment company under the Investment Company Act on Form N-8A (the “1940 Act Notification”) has been duly filed with the Commission and, at the time of filing thereof and any amendment or supplement thereto, conformed in all material respects with all applicable provisions of the Investment Company Act and the rules and regulation promulgated under the Investment Company Act (the “1940 Act Rules and Regulations”). The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the terms and conditions of the Investment Company Act. No person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the Investment Company Act, the 1940 Act Rules and Regulations; the Company has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the 1940 Act Notification or the Registration Statement. The Company is not aware that any executive, key employee or significant group of employees of the Company plans to terminate employment with the Company, it being understood that a member of the board of directors of the Company who is not an “interested person” (as defined in the Investment Company Act) thereof is not an executive or employee for purposes of this representation and warranty.

(iv) To the Company’s knowledge, WithumSmith+Brown, P.C. , the accounting firm that audited the financial statements of the Company set forth in the Registration Statement and Prospectus, were and are independent registered accounting firms as required by the Securities Act and the Securities Act Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(v) The financial statements, together with the related schedules and notes thereto, of the Company set forth in the Registration Statement and the Prospectus fairly present in all material respects the results of operations and financial condition of the Company and its subsidiaries as of the dates indicated and the results of their operations for the respective periods specified, and are prepared in conformity with U.S. generally accepted accounting principles and the selected financial information and data included in the Registration Statement and the Prospectus have been prepared on a basis consistent with that of the books and records of the Company.

(vi) The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, has full corporate power and authority to conduct its business as described in the Prospectus; (B) has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (C) is duly licensed or qualified to do business as a foreign corporation and in good standing in each jurisdiction where the Company is required to be qualified or licensed or in good standing, except where the failure to be so qualified or licensed or to be in good standing would not result in a material adverse effect upon the financial condition, business or operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

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(vii) The Company is not, or with the giving of notice or lapse of time or both would not be, in default or violation with respect to its charter or bylaws or governing documents. The Company is not, or with the giving of notice or lapse of time or both would not be, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject.

(viii) The Company’s authorized capitalization is as set forth in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading “General Description of Daxor Corporation - Daxor Corporation Common Stock;” the Shares have been duly authorized by all requisite corporate action on the part of the Company for the issuance and sale of the Shares to the Manager pursuant to this Agreement and, when the Shares are delivered and paid for pursuant to this Agreement on the Applicable Time, such Shares will have been validly issued and fully paid and non-assessable. The stockholders of the Company have no preemptive rights with respect to the Shares and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive rights of any security holder.

(ix) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company and its subsidiaries have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Company and its subsidiaries taken as a whole, (B) there has not been any material change in the capital stock of the Company, or any material adverse change, or, to the Company’s knowledge, any development involving a prospective material adverse change, in the condition (financial or otherwise), business, net worth, property or results of operations of the Company (excluding changes due to investment activities in the ordinary course of business), (C) there has been no dividend or distribution declared or paid in respect of the Company’s capital stock and (D) the Company and its subsidiaries have not incurred any short-term debt or long-term debt that is, in either case, material with respect to the Company and its subsidiaries taken as a whole (excluding debt resulting from a draw down on the Company’s credit facilities).

(x) There is no pending or, to the knowledge of the Company, threatened action, suit or proceeding, legal or governmental, to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, including, without limitation, the FDA (as defined below), that is required to be described in the Prospectus and is not so described.

(xi) There are no contracts, agreements or understandings of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Rules and Regulations that have not been so filed or incorporated by reference therein as permitted by the Securities Act Rules and Regulations.

(xii) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

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(xiii) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated herein and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms and provisions of, constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to, any agreement, indenture, mortgage, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of its properties or assets may be bound nor will such action result in any violation of the Company’s or any of its subsidiaries’ charter, bylaws or other organizational documents, or any order, law, statute, rule, regulation, judgment, order, writ or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xiv) No consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company or any of its subsidiaries of the transactions contemplated by this Agreement, except such as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the FINRA (as defined below) or the securities laws of any jurisdiction outside of the United States in connection with the offer and sale of the Shares.

(xv) The Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Rules and Regulations are in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Company under any such policy or fidelity bond; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xvi) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(xvii) There are no material restrictions, limitations or regulations with respect to the ability of the Company or any of its subsidiaries to invest its assets as described in the Registration Statement or the Prospectus, other than as described therein.

(xviii) Any third-party statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xix) The Shares have been authorized for listing on the NYSE, subject to official notice of issuance or sale of the Shares, as the case may be.

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(xx) Except as described in the Prospectus, the Company and each of its subsidiaries have all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state or local law, regulation or rule, and have obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct their business as described under the heading “General Description of Daxor Corporation – General” and “General Description of Daxor Corporation – Investment Objectives and Policies” in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals is not, alone or in the aggregate, reasonably likely to result in a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval of any federal, state or local law, regulation or rule or any decree, order or judgment applicable to the Company or any of its subsidiaries, the effect of which is reasonably likely to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notification or communication from any agency or department of federal, state, or local government or any regulatory authority or the staff thereof threatening to revoke or modify any license, authorization, consent or approval, which alone or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect.

(xxi) There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement which have not been described as required, it being understood and agreed that the Company makes no representation or warranty with respect to any such relationships involving the Manager and any third party that have not been disclosed to the Company.

(xxii) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Sections 302 and 906 related to certifications.

(xxiii) Except with respect to the Manager, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the issuance and sale the Shares.

(xxiv) The Common Stock is listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock from the NYSE, nor has the Company received any notification that the NYSE is contemplating terminating such listing.

(xxv) The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price or any security of the Company to facilitate the issuance or the sale or resale of the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone compensation for soliciting purchases of, shares of Common Stock of the Company and (C) will not, until the later of the Expiration Time or the completion of the distribution (within the meaning of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(xxvi) The Company has not made and will not make an election under Section 851(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provisions thereto, to be treated as a regulated investment company (“RIC”) for federal income tax purposes; provided, however, that the Company may, in the future, seek to elect to be treated as a RIC if this is deemed necessary or desirable.

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(xxvii) This Agreement and each of the Company’s agreements complies in all material respects with all applicable provisions of the Investment Company Act, and the 1940 Act Rules and Regulations.

(xxviii) The provisions of the corporate charter and by-laws of the Company and the investment objective, policies and restrictions described in the Registration Statement and the Prospectus are not inconsistent with the requirements of the Investment Company Act and the 1940 Act Rules and Regulations and allow the Company to be in compliance in all material respects with the requirements of the Investment Company Act and the 1940 Act Rules and Regulations.

(xxix) The Company maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with general or specific authorization from the Company’s officers and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act, the 1940 Act Rules and Regulations and the Code; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act and the 1940 Act Rules and Regulations; (iii) access to assets is permitted only in accordance with general or specific authorization from the Company’s officers; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxx) The Company has established and shall maintain disclosure controls and procedures (as defined in Rule 30a-3 of the 1940 Act Rules and Regulations), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) are effective in all material respects to perform the functions for which they were established.

(xxxi) As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except for any noncompliance, either individually or in the aggregate, that would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its subsidiaries, and none of the Company or any of its subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its subsidiaries, (iv) enjoins production at any facility of the Company or any of its subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. To the Company’s knowledge, the properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.

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(xxxii) The Company and its subsidiaries, if any, have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights necessary or material for use in connection with their respective businesses as described in the Registration Statement, the base prospectus, any Prospectus Supplement or the Prospectus and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any subsidiary has received, since the date of the latest audited financial statements included within the reports filed with the Commission, a notice (written or otherwise) that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable (other than patent and trademark applications) and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(xxxiii) Neither the Company nor, to the Company’s knowledge, any employee of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or received or retained any funds in violation of any law, rule or regulation.

(xxxiv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of its subsidiaries, has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any applicable law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any applicable jurisdiction.

(xxxvi) Except as disclosed in the Registration Statement, no director of the Company is an “interested person” (as defined in the Investment Company Act) of the Company or an “affiliated person” (as defined in the Investment Company Act) of the Manager.

(xxxvii) To the Company’s knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

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(xxxviii) The Company has satisfied the conditions for the use of Rule 415(a)(1)(x) with respect to the Registration Statement applicable for use on Form N-2 based on interpretive guidance of the staff of the Commission set forth in the “no-action” letter Nuveen Virginia Premium Income Municipal Fund (available October 6, 2006).

(b) Any certificate required by this Agreement that is signed by any officer of the Company and delivered to the Manager or counsel for the Manager shall be deemed a representation and warranty by the Company to the Manager, as to the matters covered thereby.

SECTION 6. Sale and Delivery to the Manager; Settlement.

(a) Sale of Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, and unless the sale of the Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Manager, for the period specified in the Sales Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares in negotiated transactions or transactions that are deemed to be “at the market” offerings up to the amount specified, and otherwise in accordance with the terms of such Sales Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling Shares, (ii) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 6, and (iii) the Manager shall be under no obligation to purchase the Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Manager in the Sales Notice.

(b) Settlement of Shares. Upon delivery of a Sales Notice, the Company shall issue and deliver the maximum number of Shares to be sold pursuant to the Sales Notice to the Manager’s account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form (“DTC”), which Shares shall be deposited by the Manager in the Company’s account with the Manager. The Manager shall have no obligation to attempt to sell the Shares until the Company has delivered the Shares to the Manager. Settlement for sales of the Shares pursuant to this Section 6(b) will occur at 10:00 a.m. (New York City time), or at such time as the Company and the Manager may mutually agree, on the second Trading Day following delivery of the Shares issued pursuant to the Sales Notice (each such day, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Manager at which such Shares were sold, after deduction for (i) the Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any transaction fees imposed by any clearing firm, execution broker, or governmental or self-regulatory organization in respect of such sales and (iii) any other amounts due and payable by the Company to the Manager hereunder pursuant to Section 7(l) hereof. If on any Settlement Date not all Shares were sold as issued pursuant to the Sales Notice, then, at the election of and upon notice from the Company, the Shares shall be applied to a future Settlement Date or returned to the Company. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Manager any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

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(c) Denominations; Registration. If requested by the Manager at least two Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Shares shall be in such denominations and registered in such names as the Manager shall have specified in such request. The certificates for the Shares will be made available for examination and packaging by the Manager in The City of New York not later than noon (12:00 p.m.) New York City time on the Business Day prior to the Settlement Date.

(d) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares sold pursuant to this Agreement, the amount that would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form N-2 (including, if applicable, the limitation that the aggregate market value of securities we may offer may not exceed one third of the aggregate market value of voting and non-voting common equity held by persons who are not affiliates of our company in any twelve (12) month period), (B) the amount available for offer and sale under the currently effective Registration Statement, or (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Manager in writing (the lesser of (A), (B) and (C), the “Maximum Amount”). Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement (i) at a price lower than the minimum price authorized from time to time by the Company and notified to the Manager in writing and (ii) at a price (net of the Sales Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 of this Agreement) lower than the Company’s then current net asset value per share (as calculated pursuant to the Investment Company Act), unless the Company has received the requisite approval from stockholders as required pursuant to the Investment Company Act. Further, under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

SECTION 7. Covenants of the Company. The Company covenants with the Manager as follows:

(a) To notify the Manager promptly following the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and the suspension of the qualification of the Shares for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order described in this subsection hereunder and, if any such stop order is issued, to use commercially reasonable efforts to obtain the lifting thereof at the earliest possible moment, and to advise the Manager promptly of any examination pursuant to Section 8(e) of the Securities Act or of the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with any offering of the Shares.

(b) To timely file any amendment to the Registration Statement (including any post-effective amendment other than with regard to amendment reflecting only routine or non-material changes) or any amendment or supplement to the Prospectus (including any revised prospectus proposed for use by the Manager in connection with the offering, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective), whether required to be filed pursuant to the Investment Company Act, the Securities Act or otherwise, and to give the Manager notice of intention to file such amendment and furnish the Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and to not file any such amendment or supplement to which the Manager or counsel for the Manager shall reasonably object, except as may be required by applicable law; provided, however, in the event of any such objection, the Manager agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.

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(c) To furnish, upon request and without charge, to the Manager a signed copy of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to noon (12:00 p.m.) New York City time on the Business Day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(d) Before amending or supplementing the Registration Statement or the Prospectus other than for a routine or non-material item, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing within two Business Days after receipt, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such rule.

(e) If any event shall occur or a condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company in consultation with counsel for the Manager, to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, to forthwith amend or supplement the Registration Statement or Prospectus by preparing and filing with the Commission (and furnishing to the Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Manager), at the Company’s expense, which will amend or supplement the Registration Statement or the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading when the Prospectus is delivered to a purchaser, and the Manager and their counsel agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.

(f) Except as by mutually agreed by the Company and the Manager, no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

(g) To endeavor, in cooperation with the Manager and their counsel, to assist such counsel to qualify the Shares for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Manager may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Company will file such statements and reports as may be required to consummate the transactions contemplated hereby by the laws of each jurisdiction in which the Shares have been qualified as above provided.

(h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(i) The Company has established and shall maintain disclosure controls and procedures (as defined in Rule 30a-3 of the 1940 Act Rules and Regulations), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) are effective in all material respects to perform the functions for which they were established.

(j) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

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(k) [reserved]

(l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses reasonably incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel for the Company and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus Supplement and the Prospectus, and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Manager, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Manager, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Manager in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and reasonable disbursements incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc. (“FINRA”), if any, (v) any fees charged by the rating agencies for the rating of the Shares, (vi) the cost of printing certificates representing the Shares and the fees and expenses incurred in connection with listing the Shares on the NYSE, (vii) the fees and expenses of any transfer agent, registrar or depositary in connection with the issuance of the Shares, (viii) the reasonable and pre-approved costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the fees and disbursements of counsel to the Manager in connection with entering into the transactions contemplated by this Agreement up to $30,000, which is payable on the date hereof, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7(l). It is understood, however, that except as provided in this Section 7(l) and in Section 9, the Manager will pay all of its costs and expenses, including fees and disbursements of its counsel and any advertising expenses connected with any offers they may make.

(m) To make generally available to the Company’s security holders and to you, as soon as reasonably practicable, an earnings statement for the purposes of and to provide the benefits contemplated by Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(n) Representation Dates; Certificate. Upon commencement of the offering of Shares pursuant to the terms of this Agreement and:

(i) each time the Company files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than amendments or supplements that are filed solely to report sales of the Shares pursuant to this Agreement) by means of a post-effective amendment, sticker, or supplement relating to the Shares; and

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(ii) each time that Shares are delivered in connection with a purchase by the Manager for its own account as principal and at any other time reasonably requested by the Manager (each such date of filing of one or more of the documents referred to in clauses (n)(i), each date that Shares are delivered to the Manager for its own account as principal, and any time of request pursuant to this Section 7(n) shall be a “Representation Date”), the Company shall furnish the Manager with a certificate, in the form attached hereto as Exhibit D within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Sales Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Sales Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which a Comfort Letter is required to be delivered pursuant to Section 7(p). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Manager with a certificate under this Section 7(n), then before the Company delivers the Sales Notice or the Manager sells any Shares, the Company shall provide the Manager with a certificate, in the form attached hereto as Exhibit D, dated the date of the Sales Notice.

(o) Legal Opinions of Company Corporate Counsel. Upon commencement of the offering of Shares pursuant to the terms of this Agreement, on each date that Shares are delivered in connection with a purchase by the Manager for its own account as principal, on each date on which a Comfort Letter is required to be delivered pursuant to Section 7(p), and on each date that the Registration Statement is amended or the Prospectus supplemented to include new financial statements, whether or not audited, or other information which, in the discretion of the Manager, constitutes a material change in the business or prospects of the Company, the Company shall cause to be furnished to the Manager written opinions of Foley & Lardner LLP, corporate counsel to the Company (“Company Corporate Counsel”), or other counsel satisfactory to the Manager, in form and substance reasonably satisfactory to the Manager and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the forms attached hereto as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. Thereafter, on each Representation Date (other than each date on which a Comfort Letter is required to be delivered pursuant to Section 7(p)) for which no waiver is applicable, the Company shall cause to be furnished to the Manager a written opinion of Company Corporate Counsel, or other counsel satisfactory to the Manager, in form and substances reasonably satisfactory to the Manager and its counsel, substantially similar to the form attached hereto attached as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. Notwithstanding the foregoing, the requirement to provide such opinions shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Shares prior to the next occurring Representation Date. In the event the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Manager with an opinion from Company Corporate Counsel under this Section 7(o), then before the Manager resumes sales of Shares, the Company shall cause to be furnished to the Manager the opinion of Company Corporate Counsel contemplated in this Section 7(o).

(p) Comfort Letter. Upon commencement of the offering of Shares pursuant to the terms of this Agreement, and each time that the Registration Statement is amended or the Prospectus supplemented to include audited financial statements for a fiscal year end, the Company shall cause its independent accountants to furnish the Manager a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Manager, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings; provided, however, that, if the Company becomes a filer of annual reports on Form 10-K and quarterly reports on Form 10-Q following the date hereof, the Company shall cause its independent accountants to deliver a Comfort Letter within five (5) Trading Days of the filing date of each Form 10-K and each Form 10-Q.

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(q) Legal Opinions of Manager Counsel. Upon commencement of the offering of Shares pursuant to the terms of this Agreement, on each date that Shares are delivered in connection with a purchase by the Manager for its own account as principal, on each date on which a Comfort Letter is required to be delivered pursuant to Section 7(p), and on each date that the Registration Statement is amended or the Prospectus supplemented to include new financial statements, whether or not audited, or other information which, in the discretion of the Manager, constitutes a material change in the business or prospects of the Company, Ellenoff Grossman & Schole LLP, counsel for the Manager (“Manager Counsel”), or other counsel satisfactory to the Manager, shall furnish to the Manager, in form and substance reasonably satisfactory to the Manager, dated the date that the opinions are required to be delivered, in form and substance acceptable to the Manager, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(r) As soon as practicable after furnishing with the Commission, the Company will make generally available to its security holders and to the Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158.

(s) The Company will cooperate with any reasonable due diligence review conducted by the Manager (or its counsel or other representatives), including, without limitation, providing information and making available documents and senior corporate officers, as the Manager may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s principal offices and (ii) during the Company’s ordinary business hours. The parties acknowledge that the due diligence review contemplated by this Section 7(s) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five Business Days after each quarterly filing of the Prospectus whereby the Company will make its senior corporate officers available to address diligence inquiries of the Manager and will provide such additional information and documents as the Manager may reasonably request.

(t) Except by means of the Prospectus or as otherwise agreed by the parties, the Company (including its agents and representatives, other than the Manager in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the 1933 Act) and including without limitation any (i) advertisement as defined in Rule 482 under the 1933 Act and (ii) sales material required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder.

(u) The Company shall not deliver to the Manager a Sales Notice pursuant to Section 3 and, in the event that the period specified in a Sales Notice previously delivered by the Company to the Manager has not been expired, the Company shall suspend the sale of Shares pursuant to Section 4 upon the occurrence of an event that would cause the Company to reasonably conclude that the Prospectus included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v) Subsequent Equity Issuances. Neither the Company nor any subsidiary will offer, sell, issue, contract to sell, contract to issue or otherwise dispose of, directly or indirectly, any other shares of Common Stock or any securities exercisable, exchangeable or convertible into Common Stock (“Common Stock Equivalents”) (other than the Shares) during the term of this Agreement (i) without giving the Manager at least five Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) unless the Manager suspends acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Manager in light of the proposed transaction; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect as of the date hereof and, with as much notice as reasonably practicable, the Company may issue Common Stock issuable upon the conversion or exercise of Common Stock Equivalents outstanding at as of the date hereof.

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SECTION 8. Conditions of the Manager’s Obligations. The obligations of the Manager hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Shares issued pursuant to all prior Sales Notices and (ii) the sale of all Shares contemplated to be issued by any Sales Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate other than with regard to amendment reflecting only routine or non-material changes.

(c) Material Changes. There shall not have been any change in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated in the Prospectus (after giving effect to any amendment or supplement thereto) the effect of which, is, in the reasonable judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (after giving effect to any amendment thereof) and the Prospectus Supplement (after giving effect to any amendment or supplement thereto).

(d) Opinions of Company Corporate Counsel and Manager Counsel. The Manager shall have received the opinions of Company Corporate Counsel and Manager Counsel required to be delivered pursuant to Sections 7(o) and (q) on or before the date on which delivery of such opinion is required pursuant to Sections 7(o) and (q).

(e) Representation Certificate. The Manager shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(f) Accountant’s Comfort Letter. The Manager shall have received the Comfort Letter required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such letter is required pursuant to Section 7(p).

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(g) Approval for Listing. The Shares shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares on NYSE at, or prior to, the issuance of any Sales Notice.

(h) No Suspension. Trading in the Shares shall not have been suspended on the NYSE.

(i) Securities Act Filings Made. All filings with the Commission required by Rule 497 under the Securities Act to have been filed prior to the issuance of any Sales Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497 under the Securities Act.

(j) Termination of Agreement. If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Manager by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 7(l) hereof and except that, in the case of any termination of this Agreement, Sections 5, 9, 10, 14 and 16 hereof shall survive such termination and remain in full force and effect.

(k) FINRA Compliance. FINRA shall have confirmed that it has no objection with respect to the fairness and reasonableness of the placement terms and arrangements set forth herein.

SECTION 9. Indemnity and Contribution by the Company and the Manager.

(a) The Company will indemnify and hold harmless the Manager, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement or the Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage or liability arises out or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Manager for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in subsection (b) below.

(b) The Manager will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Manager Indemnified Party”), against any losses, claims, damages or liabilities to which such Manager Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement or the Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omissions or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Manager Indemnified Party in connection with investigation or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Manager Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Manager consists of the following information in the Prospectus furnished on behalf of the Manager: none.

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(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Manager on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Manager. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d).

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(e) Notwithstanding any other provision of this Section 9, no party shall be entitled to indemnification and contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

SECTION 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Manager.

SECTION 11. Termination of Agreement.

(a) Termination; General. The Manager may terminate this Agreement, upon one (1) day’s prior written notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Manager, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the Shares has been suspended or limited by the Commission or the NYSE, or if trading generally on the New York Stock Exchange, the NYSE American or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving five (5) days’ notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 11(b), any outstanding Sales Notices shall also be terminated.

(c) Termination by the Manager. The Manager shall have the right, by giving five (5) days’ notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 11(c), any outstanding Sales Notices shall also be terminated.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Manager on the terms and subject to the conditions set forth herein.

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(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 7(l) hereof, and except that, in the case of any termination of this Agreement, Sections 5, 9, 10, 14 and 16 hereof shall survive such termination and remain in full force and effect.

SECTION 12. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered, e-mailed or facsimiled to the addresses of the Company and the Manager, respectively, set forth on the signature page hereto.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Manager, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Manager, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Manager, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Manager shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Each of the Company and the Manager: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company and the Manager further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Manager mailed by certified mail to the Manager’s address shall be deemed in every respect effective service process upon the Manager, in any such suit, action or proceeding. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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SECTION 15. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Manager has been retained solely to act as Manager in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Manager has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Manager has advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Manager and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Manager and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Manager have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

[Signature Page Follows]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Manager, the Company in accordance with its terms.

Very truly yours,

DAXOR CORPORATION

By:	/s/ Michael Feldschuh
Name:	Michael Feldschuh
Title:	CEO

Address for Notice:

CONFIRMED AND ACCEPTED, as of the date first above written:

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Eric B. Cheng
Name:	Eric B. Cheng
Title:	Managing Director

Address for Notice:

Exhibit A

FORM OF SALES NOTICE

From:	Daxor Corporation
To:	Roth Capital Partners, LLC
Subject:	At the Market Offering-Placement Notice
Date:	, 20

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Daxor Corporation, a New York corporation (the “Company”), and Roth Capital Partners, LLC (“Roth”) dated October 31, 2018 (the “Agreement”), the Company hereby requests that Roth sell up to [           ] shares of the Company’s Common Stock, $0.01 par value per share, at a minimum market price of $_____ per share, during the time period beginning [month, day, time] and ending [month, day, time] with the following limit:____[Generally price and percent of daily volume] ___________________________. The Company will pay to Roth the compensation set forth in Exhibit C of the Agreement from the gross proceeds from the sale.

Exhibit B

Company and Manager Authorized Signatories

Company:

mfeldschuh@daxor.com

Manager:

pdinapoli@roth.com

rothecm@roth.com

Exhibit C

Sales Commission – 3%, subject to adjustment as agreed by the parties

Exhibit D

Representation Date Certificate

[insert date]

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(n) of the Equity Distribution Agreement (the “Agreement”), dated October 31, 2018, and entered into between Daxor Corporation (the “Company”) and Roth Capital Partners, LLC (“Roth”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The Company hereby certifies as follows:

1. As of the date of this Certificate (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading for this paragraph 1 to be true.

2. Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects, provided that such representations and warranties shall also be qualified by the disclosures contained or incorporated by reference in the Prospectus and Registration Statement.

3. Except as waived by Roth in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4. Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, there has been no Material Adverse Effect.

5. No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

Exhibit E

FORM OF LEGAL OPINION

1. Based solely on a review of a good standing certificate (or other evidence described in the opinion) of the Secretary of State of New York, the Company is a corporation duly organized, validly existing and in good standing under the laws of New York.

2. The Company has all requisite power and authority, and all material governmental licenses, authorizations, consents and approvals that are required to own and operate its properties and assets and to carry on its business as now conducted (all as described in the Company’s Annual Report on Form N-CSR for its fiscal year ended December 31, 2017).

3. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could have a Material Adverse Effect on the Company.

4. The Agreement has been duly and validly authorized and executed by the Company and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

5. The Shares have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights.

6. To our knowledge, all presently issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights, and have been issued in compliance with applicable securities laws and regulations. To our knowledge, other than as disclosed in the SEC Reports, there are no other options, warrants, conversion privileges or other rights (preemptive or otherwise) presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements to issue any such securities or rights. The rights, privileges and preferences of the Common Stock are as stated in the Company’s Certificate of Incorporation.

7. The Registration Statement has been declared effective by the Commission. We have been orally advised by the staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued, and to our knowledge, no proceedings for that purpose have been instituted or overtly threatened by the Commission. Any required filing of the Prospectus, and any required supplement thereto, pursuant to Rule 497 under the Securities Act, has been made in the manner and within the time period required by Rule 497.

8. The Company has filed all reports required to be filed by it under the Investment Company Act (the “SEC Reports”). As of their respective filing dates, the SEC Reports complied in all material respects as to form with the requirements of the Investment Company Act and the rules and regulations of the Commission promulgated thereunder. The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Securities Act and the Investment Company Act and the rules and regulations thereunder. The Shares offered pursuant to the Prospectus conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. No United States or state statute or regulation required to be described in the Prospectus is not described as required (except as to the Blue Sky laws of the various states, as to which such counsel expresses no opinions), nor are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required.

9. The execution, delivery and performance of the Agreement, and compliance by the Company with the terms and provisions thereof and the consummation of the transactions contemplated thereby, and the issuance and sale of the Shares, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with, or result in a material breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any material lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Certificate of Incorporation or any other governing documents of the Company, or (c) violate any statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

10. To our knowledge, except as disclosed in the Registration Statement, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or its Subsidiaries, or any of its officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees), of the Company or its Subsidiaries, or affecting any of its properties or assets.

11. No consent, approval, authorization or filing with or order of the Exchange, any U.S. Federal, State of New York court or governmental agency or body having jurisdiction over the Company is required, under the laws, rules and regulations of the United States of America and the States of New York for the consummation by the Company of the transactions contemplated by the Agreement, except (i) such as have been made with or obtained by the Exchange, (ii) such as have been made or obtained under the Securities Act and (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by you in the manner contemplated in the Agreement and in the Prospectus, as to which we express no opinion.

12. The Shares have been approved for listing on the Exchange upon official notice of issuance.

This firm has participated in conferences with officers and other representatives of the Company, the Manager and the independent registered public accounting firm of the Company, at which conferences the contents of the Registration Statement and the Prospectus contained therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus contained therein, solely on the basis of the foregoing without independent check and verification, no facts have come to the attention of this firm which lead us to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto, at the time the Prospectus Supplement was filed pursuant to Rule 497 or at the date of this opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements, notes and schedules thereto and other information of a financial, accounting, or, in the case of the materials included in connection with the financial highlights and financial statements, and the notes related thereto, statistical nature, included, attached or incorporated by reference in, or omitted from, the Registration Statement or Prospectus, as to which no opinion is rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Securities Act and the Investment Company Act and rules and regulations thereunder.